Exhibit 99.1

Pioneer Announces Preliminary Fourth Quarter and Full-Year 2015 Results

Revenue Meets Full-Year Revenue Guidance, Exceeds Profitability Outlook;

Company Schedules Conference Call for March 29, 2016 to Discuss Complete Financial Results

Fort Lee, NJ, March 14, 2016 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) ("Pioneer" or the "Company"), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today provided preliminary, financial results for the fourth quarter and full-year periods ended December 31, 2015. The Company decided to release preliminary results due to upcoming presentations by management at investor conferences. Pioneer expects to release complete financial results on March 29, 2016.

Preliminary Unaudited Fourth Quarter Results:

•	Revenue of $26.2 million, up 5.3% sequentially and 8.8% year-over-year
•	Gross margin percentage of 22.6% vs. 9.7% in Q4 2014 and compared sequentially to 19.4% in Q3 2015
•	Adjusted EBITDA* of $1.8 million, up 92.1% sequentially and a $2.6 million improvement compared to Q4 2014

Preliminary and Unaudited Full-Year 2015 Results:

•	Revenue of $106.5 million, within the guidance range of $105 and $109 million and up 15.5% year-over-year
•	Gross margin percentage of 19.8%, up year-over-year from 19.7%
•	Adjusted EBITDA* of $3.8 million, exceeding guidance of $3.0 to $3.5 million, and compared to $5.0 million in 2014

Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer, said, “We nearly doubled our Adjusted EBITDA from the third quarter to the fourth quarter, demonstrating the progress we have made in streamlining operations, reducing expenses, and expanding margins. This 91% sequential improvement in Adjusted EBITDA is without the full benefit of our cost reduction initiatives. This initiative, including the consolidation of six manufacturing facilities to three and the rationalization of our Canadian dry-type transformer operations, was completed during the fourth quarter and will fully benefit our 2016 results. The fourth quarter Adjusted EBITDA puts us ahead of the quarterly level we would need to meet our 2016 guidance, and we expect further improvements in 2016.”

“During the last two years we have fully integrated several acquisitions to build a full suite of engineered product solutions, opening new and exciting opportunities for us,” continued Mr. Mazurek. “With more solutions to sell, and greater leverage in our cost structure, our revenue and earnings power has notably increased. Our confidence is underscored by a growing backlog, which has expanded by $6 million in the last two months, reaching the highest levels in more than a year. Today, Pioneer is positioned for success with a lean cost structure and growing revenues.”

Conference Call Information

Pioneer expects to announce its 2015 fourth quarter and year-end financial results after the market close on March 29, 2016. Management will then host a conference call at 4:30 p.m. Eastern Time to discuss the results with the investment community. Details are as follows:

•	Confirmation code 5710499
•	Dial-in number (toll-free): 1-888-600-4885
•	Dial-in number (toll/international): 1-913-312-1384
•	Webcast link: http://public.viavid.com/index.php?id=118453

A replay will be available until April 5, 2016 which can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use passcode 5710499 to access the replay.

PIONEER POWER SOLUTIONS, INC.

Reconciliation of GAAP Measure to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Reconciliation to Adjusted EBITDA:
Operating (loss) income (GAAP measure)	$(1,197)	$(2,627)	$(5,299)	$1,750
Depreciation and amortization	810	402	3,163	1,600
Restructuring, integration and impairment charges	2,184	1,402	5,745	1,402
Stock-based compensation expense	57	63	231	226
Adjusted EBITDA (Non-GAAP measure)	$1,854	$(760)	$3,840	$4,978

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 14 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the Company's ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (vii) the Company's ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) the Company's dependence on a distributor agreement with Generac Power Systems through which it derives a significant portion of its revenues, (x) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (xi) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xii) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xiii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xiv) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xv) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xvi) material weaknesses in the Company's internal control over financial reporting that could have an adverse effect on the Company's business and common stock price, and (xvii) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

* Note: Pioneer has presented non-GAAP measures such as Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA (a non-GAAP measure) to GAAP operating income is set forth in the table above. Amounts may not foot due to rounding.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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